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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]  Confidential for Use of the
                                            Commission Only (as Permitted by
[_]  Definitive Proxy Statement             Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(e) or (S)240.14a-12



                                  Senetek PLC
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Notes:

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                                  SENETEK PLC
                       Unit 1400, Kettering Venture Park
                    Kettering, Northants NN15 6XR, England
                     Tel: (1536) 312455 Fax: (1536) 312456

                        Notice of Adjourned Meeting and
             Supplement to Proxy Statement dated December 3, 2001
         Relating to Reconvened Annual General Meeting of Shareholders
                        To be held on January 29, 2002

General Information

   We hereby supplement our Proxy Statement dated December 3, 2001 furnished to our stockholders in connection with our Annual General Meeting of Shareholders held on December 28, 2001 at 11:00 a.m., local time, at the Hilton Corby, Geddington Road, Corby, Northamptonshire NN18 8ET, England.

   This supplement should be read in conjunction with the Proxy Statement. All capitalized terms used but not defined in this supplement have the meanings given to them in the Proxy Statement. If you need another copy of the Proxy Statement, please contact Stewart Slade, Secretary, at the address appearing at the top of this supplement.

   This supplement is first being mailed to stockholders on or about January 4, 2002.

Information Regarding the Annual General Meeting of Shareholders

   The Annual General Meeting was convened on the date and time, and at the location, specified under "GENERAL INFORMATION" above. Prior to the opening of the polls, the meeting was adjourned until January 29, 2002 at 10:00 a.m. local time, at Le Parker Meridien hotel, 118 West 57th Street, Third Floor, New York, New York 10019, for the purpose of conducting the business set forth in the Proxy Statement.

   The date for determining the shareholders of record who will be entitled to vote at the reconvened meeting on January 29, 2002 remains the close of business on November 30, 2001. Shareholders who have previously voted on the business of the meeting need not vote again to have their vote counted. Additional Proxy voting cards are enclosed with this Notice, enabling shareholders who have not previously voted to do so up to the deadline mentioned below. Proxy voting cards from holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the reconvened meeting. Any holders of Company sponsored American Depositary Receipts should send their instructions to the Depositary so that the instructions are received by no later than the close of business on January 25, 2002.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

January 4, 2002